For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations
News Release	Email: investor_relations@cavco.com Phone: 602-256-6263 On the Internet: www.cavcohomes.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES ANNOUNCES PLANNED ACQUISITION OF MANUFACTURED HOME BUILDER AND RETAILER, AMERICAN HOMESTAR CORPORATION
PHOENIX, Ariz., July 14, 2025 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) ("Cavco" or the "Company") announced today that it has entered into a definitive agreement to acquire American Homestar Corporation and its subsidiaries (collectively, "American Homestar"), a Houston-based company best known in the market as Oak Creek Homes. American Homestar operates two manufacturing facilities, nineteen retail locations, writes and sells a limited number of manufactured home loans and acts as an agent for third party insurers. With 800 employees, revenues for the twelve months ended May 31, 2025 were $194 million, net income was $16.6 million and earnings before interest, taxes, depreciation, amortization, and other income ("Adjusted EBITDA") (non-GAAP)* was $17.8 million. During that time, American Homestar produced 1,676 homes.
Cavco will acquire American Homestar for $190 million in cash, subject to customary purchase price adjustments. The acquisition is intended to be funded entirely from the Company’s cash on hand and is expected to close in the Company's third quarter of fiscal year 2026, subject to applicable regulatory approvals and the satisfaction of certain customary closing conditions.
Cavco's President and CEO Bill Boor said, "Throughout the acquisition process, we developed a tremendous respect for what Buck Teeter, Dwayne Teeter, and the entire American Homestar team have built. For decades, they guided the company through industry downturns and challenges, consistently adapting and ultimately thriving. American Homestar is a leader in our industry because it embodies the Teeters’ values and focus on providing quality homes for deserving families. We at Cavco are grateful for their trust and are excited to join forces in the South Central U.S."
American Homestar's President and CEO Dwayne Teeter commented, "Founded by my father, Buck Teeter, in 1971, American Homestar focused on providing high-quality, affordable housing while also fostering a stable and rewarding work environment for its employees. As we enter this exciting new alliance with Cavco, we know this combination is a perfect cultural fit and that our people will be part of a dynamic, growing company, well positioned to compete in an ever-changing environment. We thank Bill Boor and the entire Cavco team for their interest in American Homestar and their commitment to making this transaction happen."
Highlights of the proposed transaction:
•Financial Impact: Cavco expects this proposed acquisition to be accretive to earnings and cash flow from operations.
•Potential for operational and cost synergies: In addition to implementation of shared best practices, the acquisition provides the opportunity for meaningful cost, purchasing and product optimization synergies.
•Strengthens Cavco’s Position in the South-Central U.S.: Expands Cavco’s presence across Texas and surrounding states, one of the country’s most important manufactured housing markets.
* See Exhibit A for the reconciliation of American Homestar’s Net Income to Adjusted EBITDA

•Capital Allocation: Following this strategic deployment of existing cash, Cavco will still maintain a significant cash position available for continued strategic investment.
TN Capital Advisors LLC acted as exclusive financial advisor and DLA Piper served as legal advisor to Cavco for the transaction. Jackson Walker, LLP was legal advisor to American Homestar.
Conference Call and Webcast Details
Cavco's management will hold a conference call and webcast to discuss the transaction on July 16, 2025, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register via https://register-conf.media-server.com/register/BI81a8fc20e74247498e80d810d53c78fd to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavcohomes.com.
About American Homestar
American Homestar was founded in 1971 by Buck Teeter and is a vertically integrated factory-built housing company, with operations in manufacturing, retailing, finance and insurance. It operates two manufacturing facilities in Texas, with retail locations across Texas, Louisiana and Oklahoma. Additional information about American Homestar can be found at www.americanhomestar.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Cavco's current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) the anticipated benefits and synergies of the proposed acquisition of American Homestar, (ii) Cavco’s cash position following the potential American Homestar acquisition and anticipated uses of such cash, (iii) Cavco’s expected financial performance and operating results, such as revenue and gross margin percentage; (iv) our liquidity and financial resources; (v) Cavco’s business and industry outlook; (vi) the expected effect of certain risks and uncertainties on our business; and (vii) the strength of Cavco's business model. These statements may be preceded by, followed by, or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other factors, Cavco's ability to manage: (i) customer demand and the availability of financing for our products; (ii) labor shortages and the pricing, availability, or transportation of raw materials; (iii) the impact of local or national emergencies; (iv) excessive health and safety incidents or warranty and construction claims; (v) increases in cancellations of home sales; (vi) information technology failures or cyber incidents; (vii) our ability to maintain the security of personally identifiable information of our customers, (viii) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating manufactured housing, privacy, the internet, and accounting matters; (ix) successful defense against litigation, government inquiries, and investigations, (x) timely completion of the proposed acquisition of American Homestar; (xi) the ability to successfully integrate American Homestar’s operations, systems, and personnel with those of Cavco; (xii) realization of anticipated synergies and benefits from the acquisition; (xiii) potential disruptions to Cavco’s business or the business of American Homestar as a result of the acquisition or the integration process; and (xiv) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Cavco. The forward-looking statements herein represent the judgment of Cavco as of the date of this release and Cavco disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended March 29, 2025 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Understanding the information contained in these filings is important in order to fully understand Cavco's reported financial results and our business outlook for future periods.

CAVCO INDUSTRIES, INC.

Exhibit A
Unaudited Non-GAAP Financial Measures of American Homestar, Inc.– Adjusted EBITDA
(Dollars in millions)
(Unaudited)
Use of non-GAAP measures
To supplement financial measures presented in accordance with GAAP, we report Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is not a substitute for GAAP results and should be considered in conjunction with them. Management believes Adjusted EBITDA is useful because it provides an additional tool to compare business performance across companies and periods, and it is commonly used by financial analysts when evaluating operating performance.

Twelve Months Ended
May 31, 2025
Net income	$16.6
Provision for income taxes	5.0
Depreciation and amortization	1.3
Interest expense	—
Other income	(5.1)
Adjusted EBITDA	$17.8

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